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                                                                  EXHIBIT 23.2
                                                                  ------------

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
EKCO Group, Inc.

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of EKCO Group, Inc., of our report dated January 29, 1998, relating to the consolidated balance sheets of EKCO Group, Inc. and subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 28, 1997, and the related consolidated financial statement schedule, which report is included in or incorporated by reference in the December 28, 1997 Annual Report on Form 10-K of EKCO Group, Inc.



                                                      /S/KPMG PEAT MARWICK LLP

Boston, Massachusetts
August 12, 1998